Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this "Agreement") is dated as of January 2, 2014, by and among INTEGRITY CAPITAL INCOME FUND, INC., a Colorado corporation (the "Company"), INTEGRITY WEALTH MANAGEMENT, a division of Integrity Bank & Trust, a Colorado corporation (the "Adviser"), and the undersigned investors (each, an "Investor" and collectively, the "Investors").

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to exemptions from registration under the Securities Act of 1933 (the "Securities Act"), the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company, an aggregate of not less than 150,000 shares and not more than 10,000,000 shares of the Company's $0.0001 par value common stock (the "Offering").

WHERAS, the Company and each Investor are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act, Rule 506(b) of Regulation D promulgated under the Securities Act ("Regulation D") and such other available exemptions from registration under the Securities Act.

WHEREAS, the Company is exempt from registration as an investment company pursuant to the Investment Company Act of 1940 (the "1940 Act") in reliance on the exemption contained in Section 3(c)(1) thereunder.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company, the Adviser and the Investors agree as follows:

ARTICLE 1
PURCHASE AND SALE

1.1            Closing.  Subject to the terms and conditions set forth in this Agreement, at each Closing, the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, the Company's common stock at a price per share of $10.00 (the "Common Shares").  The minimum subscription per Investor is $50,000.  The aggregate minimum offering is $1,500,000 ("Minimum Offering"), and the maximum offering is $100,000,000.  Each Closing shall take place at the offices of the Company located at 13540 Meadowgrass Drive, Suite 100, Colorado Springs, Colorado 80921 on the Closing Date or at such other location or time as the parties may agree.

1.2            Closing Deliveries.  (a)  At each Closing, the Company shall deliver its signature to this Agreement, accepting the respective Investors' subscription. No certificates evidencing Company Common Shares shall be issued. Rather, the Company shall reflect the Common Shares purchased by Investor, based on the investment amount set forth on the signature page hereto, in the Company's stock register in un-certificated form.

(b)            Each Investor shall deliver to the Company the following (collectively, the "Investors' Deliverables"):  (i) this Agreement fully executed, with the Investor Addendum attached as Exhibit A, completed; and (ii) the investment amount indicated on the signature page, in United States dollars and in immediately available funds, by check or wire to the following account OR by instructions set forth on the signature page, via transfer by Adviser into the Company account:

Name of Bank: First Republic Bank
Address:  111 Pine St.
City and State:  San Francisco, CA 94111
ABA Number:   321081669
SWIFT:  FRBBUS6S (needed if USD from an international bank.  Contact the bank if sender is wiring foreign currency)
Beneficiary:  Integrity Capital Income Fund, Inc.
Beneficiary Account #:  80001616409
Optional Text (Contact at FRB):  Nancy Williams BR106

(c)            Attached as Exhibit B is the Company Profile, which includes a summary of the company's investment objectives by which it intends to operate, as well as a description of the Investment Advisory and Management Services Agreement that the Company and Advisor expect to execute (the "Investment Advisory Agreement").

ARTICLE 2.
REPRESENTATIONS AND WARRANTIES

2.1            Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to each Investor with the intention and understanding that such representations and warranties are made as of each Closing Date:

(a)            Subsidiaries.  The Company has no direct or indirect Subsidiaries.

(b)            Organization and Qualification.  The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is not in violation of any of the provisions of its respective articles of incorporation, bylaws or other organizational or charter documents.  The Company is duly qualified to conduct its respective businesses and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect on the Company's business.

(c)            Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith.  Upon delivery, this Agreement will have been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as (i) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application, or (ii) the rights to indemnification and contribution may be limited by equitable principles of general applicability or by Federal or state securities laws or the policies underlying such laws.

(d)            No Conflicts; Filings, Consents and Approvals; Regulatory Permits.

(1)            The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (a) conflict with or violate any provision of the Company's articles of incorporation, bylaws or other organizational or charter documents, or (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, lease, license, indenture, note, bond, permit, concession, franchise or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (c) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including Federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (b) and (c), such as could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect on the Company's business.

(2)            The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any United States court or other Federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of this Agreement, other than the filings required by state securities laws.  The Company possesses all certificates, authorizations and permits issued by the appropriate Federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect on the Company's business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such permits.

(e)            Issuance of the Common Shares.  The Common Shares have been duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable.

(f)            Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of 200,000,000 shares of common stock and 10,000,000 shares of preferred stock, and there are 50 shares of common stock outstanding, all of which are held by the Adviser.  There are no outstanding options or warrants to purchase the stock of the Company, and no stock has been authorized for issuance under any equity compensation plans of the Company.  Except as contemplated by this Agreement, (i) there is no commitment by the Company to issue any shares of capital stock, subscriptions, warrants, options, convertible securities, or other similar rights to purchase or receive the Company securities or to distribute to the holders of any of its equity securities any evidence of indebtedness, cash, or other assets, (ii) the Company is under no obligation (contingent or otherwise) to purchase, redeem, or otherwise acquire any of its equity or debt securities or any interest therein, and (iii) to the Company's knowledge, there are no voting trusts or similar agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights, or proxies relating to any securities of the Company.  All outstanding securities of the Company were issued in compliance with applicable Federal and state securities laws.

(g)            Litigation.  There is no action pending, or threatened in writing, against or affecting the Company or its properties or adversely affecting or challenging the legality, validity or enforceability of this Agreement, which, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect to the Company.  Neither the Company nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any action involving a claim of violation of or liability under Federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending any investigation by the SEC involving the Company or any current or former director or officer of the Company (in his or her capacity as such).

(h)            Compliance with Applicable Laws.  The Company (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not or has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, Federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect to the Company.

(i)            Title to Assets.  The Company does not own any real or personal property.

(j)            Employees.  As of the date hereof, the Company has no employees.

(k)            Intellectual Property.  The Company has no patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with its businesses, except for the use of the Company's name.

(l)            Insurance.  The Company is not insured by any insurers against losses and risks arising out of related to its business.

(m)            Transactions with Affiliates and Employees.  Except for the contemplated Investment Advisory Agreement between the Company and the Adviser (which has not yet been executed), or except as otherwise contemplated by this Agreement or the transactions contemplated hereunder, none of the officers or directors of the Company or members of the immediate families of such officers or directors, is presently a party to any transaction with the Company (other than for services as officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director or,  to the knowledge of the Company, any entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

(n)            Internal Accounting Controls.  The Company intends to develop and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(o)            Certain Fees.  No brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.  The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other persons for fees of a type contemplated in this section that may be due in connection with the transactions contemplated by this Agreement.

(p)            Private Placement.  Assuming the accuracy of the Investors' representations and warranties set forth herein, no registration under the Securities Act is required for the offer and sale of the Common Shares by the Company to the Investors under this Agreement.  Neither the Company nor any of its affiliates nor, any person acting on the Company's behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Common Shares as contemplated hereby.

(q)            Registration Rights.  The Company has not granted or agreed to grant to any person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not been satisfied.

(r)            No General Solicitation.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the Offering.

(s)            Indebtedness.  As of the date hereof, the Company has no outstanding indebtedness for borrowed money ("Indebtedness") and is not a party to any contract, agreement or instrument relating to any Indebtedness, which creates any direct or contingent obligation of the Company, except for accounts payable incurred in connection with the Company's formation and offering expenses.

(t)            Investment Company.  The Company is not required to be registered as an "investment company" within the meaning of the 1940 Act in reliance on the exemption contained in Section 3(c)(1) of the 1940 Act.  Upon the filing with the SEC of the Form 10 Registration Statement and the election to be regulated as a business development company under the 1940 Act ("BDC Election"), all as contemplated by Section 3.2 hereof, the Company will be regulated as a business development company under the 1940 Act.

(u)            No Additional Agreements.  The Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by this Agreement.

(v)            Disclosure.  The Company understands and confirms that the Investors will rely on the foregoing representations and covenants in purchasing the Common Shares.  Except as specified below, all disclosure provided to the Investors regarding the Company and its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company's representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Each Investor acknowledges and agrees that the Company has not made nor makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.1.

2.2            Representations and Warranties of the Investors.  Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as follows:

(a)            Organization; Authority.  If an entity, such Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, limited liability company or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder.  The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Investor is not a corporation, such limited liability company, partnership or other applicable like action, on the part of such Investor.  This Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

(b)            Investment Intent.  Such Investor is acquiring the Common Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Common Shares or any part thereof.  Such Investor does not have any agreement or understanding, directly or indirectly, with any person to distribute any of the Common Shares.

(c)            Investor Status.  At the time such Investor was offered the Common Shares, it was, and at the date hereof it is, an "accredited investor" as defined in Rule 501(a) under the Securities Act, as further indicated on the Investor Addendum attached as Exhibit A.  Such Investor is not a registered broker-dealer, and is not affiliated with a registered broker-dealer, under Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").  Such Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Common Shares, and has so evaluated the merits and risks of such investment.  Such Investor understands that it must bear the economic risk of this investment in the Common Shares indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

(d)            General Solicitation.  Such Investor is not purchasing the Common Shares as a result of: (i) any advertisement, article, notice or other communication regarding the Common Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar; or (ii) any other general solicitation or general advertisement.

(e)            Access to Information.  Such Investor acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Common Shares and the merits and risks of investing in the Common Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor's right to rely on the truth, accuracy and completeness of the Company's representations and warranties contained herein.

(f)            Independent Investment Decision.  Such Investor has independently evaluated the merits of its decision to purchase the Common Shares pursuant to this Agreement, and such Investor confirms that it has not relied on the advice of any other Investor's business and/or legal counsel in making such decision.

(g)            No Governmental Review.  Such Investor understands that no United States or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Shares or the fairness or suitability of the investment in the Common Shares nor have such authorities passed upon or endorsed the merits of the offering of the Common Shares.

(h)            No Conflicts.  The execution, delivery and performance by such Investor of this Agreement and the consummation by such Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents, if any, of such Investor, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including Federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, that do not otherwise affect the ability of such Investor to consummate the transactions contemplated hereby.

(i)            Restricted Securities.  The Investors understand that the Common Shares are characterized as "restricted securities" under the U.S.  securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

(j)            No Certificates.  It is understood that no certificates evidencing the Common Shares shall be issued, and ownership of the Common Shares will be reflected on the Company's stock register in un-certificated form.

(k)            No Legal, Tax or Investment Advice.  Such Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Common Shares constitutes legal, tax or investment advice.  Such Investor has consulted its own legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Common Shares.

(l)            Investment Company.  Until the Company elects to be regulated as a business development company pursuant to Section 3.2 hereof, each Investor represents, and warrants to, and covenants with, the Company that:  (i) such Investor will not transfer its Common Shares, (ii) such Investor authorizes the Company and its transfer agent to place stop transfer restrictions on the Common Shares until such time as the Company elects to be regulated as a business development company, (iii) such Investor has not and will not acquire, by virtue of its purchase of Common Shares under this Agreement or otherwise, in excess of 9.9% of the Company's outstanding voting securities, and (iv) such Investor is not a benefit plan investor within the meaning of applicable Department of Labor regulations, whether or not subject to regulation under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"); provided, however, that investments by individual retirement account or other similar arrangements are permitted.

2.3            Representations and Warranties of the Adviser.  The Adviser hereby makes the following representations and warranties to each Investor with the intention and understanding that such representations and warranties are made as of the Closing Date:

(a)            Organization and Qualification.  The Adviser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Adviser is not in violation of any of the provisions of its respective organization documents.  The Adviser is duly qualified to conduct its respective businesses and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect to the Company.

(b)            Authorization; Enforcement.  The Adviser has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Investment Advisory Agreement and otherwise to carry out its obligations thereunder.  Prior to Closing, the execution and delivery of this Agreement by the Adviser has been duly authorized by all necessary action on the part of the Adviser and no further action is required by the Adviser in connection therewith.  When executed by the Adviser, and delivered in accordance with the terms thereof, this Agreement and the Investment Advisory Agreement will constitute the valid and binding obligation of the Adviser, enforceable against the Adviser in accordance with its terms, except as (i) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application, or (ii) the rights to indemnification and contribution may be limited by equitable principles of general applicability or by Federal or state securities laws or the policies underlying such laws.

(c)            No Conflicts; Filings, Consents and Approvals; Regulatory Permits.

(1)            The execution, delivery and performance of this Agreement and the Investment Advisory Agreement by the Adviser and the consummation by the Adviser of the transactions contemplated thereby do not and will not (a) conflict with or violate any provision of the Adviser's organization documents, or (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, lease, license, indenture, note, bond, permit, concession, franchise or other instrument (evidencing an Adviser debt or otherwise) or other understanding to which the Adviser is a party or by which any property or asset of the Adviser is bound or affected, or (c) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Adviser is subject (including Federal and state securities laws and regulations), or by which any property or asset of the Adviser is bound or affected; except in the case of each of clauses (b) and (c), such as could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect to the Company.

(2)            The Adviser is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any United States court or other Federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Adviser of this Agreement or the Investment Advisory Agreement.  The Adviser possesses all certificates, authorizations and permits issued by the appropriate Federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect to the Company, and the Adviser has not received any notice of proceedings relating to the revocation or modification of any such permits.

(d)            Litigation.  There is no action pending, or threatened in writing, against or affecting the Adviser or its properties or adversely affecting or challenging the legality, validity or enforceability of this Agreement or the Investment Advisory Agreement.  Neither the Adviser nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any action involving a claim of violation of or liability under Federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Adviser, there is not pending any investigation by the SEC involving the Adviser or any current or former director or officer of the Adviser (in his or her capacity as such).

(e)            Compliance with Applicable Laws.  The Adviser (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Adviser under), nor has the Adviser received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not or has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, Federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect to the Company.

(f)            Registered Investment Adviser.  The Adviser is exempt from the Advisers Act and is not prohibited by the Investment Advisers Act of 1940 (the "Advisers Act"), the 1940 Act or the published rules and regulations thereunder from acting under the Investment Advisory Agreement.  There does not exist any proceeding or, to the Adviser's knowledge, any facts or circumstances the existence of which could lead to any proceedings which might adversely affect the exemption of the Adviser under the Advisers' Act.

ARTICLE 3.
OTHER AGREEMENTS OF THE PARTIES

3.1            (a)            The Common Shares may only be disposed of in compliance with state and Federal securities laws.  In connection with any transfer of the Common Shares other than pursuant to an effective registration statement, to the Company, or to an affiliate of an Investor, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Common Shares under the Securities Act.

(b)            No certificates will be issued to evidencing the Common Shares.  The Common Shares will be reflected in the Company's stock register in un-certificated form, and the stock register will be notated with the following legend with respect to the Common Shares, until such time as the legend is not required under Section 4.1(c):

The shares have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act.  The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Corporation.

(c)            The Company has not registered with the SEC as an investment company pursuant to the 1940 Act in reliance on the exemption contained in Section 3(c)(1) thereunder.  As a result, investing in the Company's Common Shares will be subject to the following additional restrictions until the Company elects to be regulated as a business development company:  (i) the Company intends to limit the ownership of its common stock to no more than 100 beneficial owners who meet the other conditions described in Section 3(c)(1) of the 1940 Act, (ii) any transfer that would result in the Company's common stock (including the Common Shares offered hereby) being held by more than 100 beneficial owners will be void and any intended recipient of shares in violation of such provisions will acquire no rights in such shares and will not be treated as stockholder for any purpose, (iii) during the time that the Company is relying on Section 3(c)(1) exemption under the 1940 Act, each Investor will be prohibited from acquiring in excess of 9.9% of the Company's outstanding voting securities, and (iv) the Company will not sell, and is not soliciting any offers to buy, Common Shares  from any person or entity that is a benefit plan investor within the meaning of applicable Department of Labor regulations, whether or not subject to regulation under the ERISA or Section 4975 of the Code provided, however, that investments by individual retirement account or other similar arrangements are permitted.  Notwithstanding the foregoing, the Company shall retain the authority to waive any such restriction, in its sole and absolute discretion; provided, that any such waiver will not result in the loss of the exemption contained in Section 3(c)(1) of the 1940 Act or otherwise violate applicable law.

3.2            Form 10 Registration Statement; BDC Election.  As soon as practicable the Company shall prepare and file with the SEC the Form 10 Registration to register its shares of common stock under Section 12(g) of the Exchange Act.  Concurrently with the filing of the Form 10 Registration Statement with SEC, the Company shall also file its election to be regulated as a business development company on Form N-54A with the SEC.  The Company shall respond as promptly as reasonably possible, and in any event within ten business days (except to the extent that the Company reasonably requires additional time to respond to comments), to any comments received from the SEC with respect to the Form 10 Registration Statement or any amendment thereto.

3.3            Indemnification of Investors.

(a)            The Company will indemnify and hold the Investors and their respective directors, officers, shareholders, partners, employees and agents (each, an "Investor Party", collectively, the "Investor Parties") harmless from any and all means any loss, liability, obligation, claim, contingency, damage, cost or expense, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation related thereto ("Losses") that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in this Agreement.  In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.  It shall be understood, however, that the Company shall not, in connection with any one such proceeding (including separate proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Investor Parties, which firm shall be appointed by a majority of the Investor Parties.

(b)            The Adviser will indemnify and hold the Investor Parties harmless from any and all Losses that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Adviser in this Agreement.  In addition to the indemnity contained herein, the Adviser will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.  It shall be understood, however, that the Adviser shall not, in connection with any one such proceeding (including separate proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Investor Parties, which firm shall be appointed by a majority of the Investor Parties.

(c)            Notwithstanding any other provision of this Agreement, no party shall be entitled to indemnification under this Agreement in violation of the 1940 Act or the Advisers Act.

3.4            Use of Proceeds.  The Company will use the net proceeds of this Offering to make investments in portfolio companies and to pay management and incentive fees to the Adviser as the Company's investment adviser for investment advisory services, administrative expenses incurred on behalf of the Company by the Company's investment adviser, marketing and investor relations expenses and other operating expenses of the Company.  Pending such uses, the Company shall invest the net proceeds primarily in cash, cash equivalents, U.S. government securities and other high-quality investments that mature in one year or less from the date of investment.  The Company will not use the net proceeds from the sale of the Common Shares for the satisfaction of any portion of the Company's debt (other than payment of trade payables and accrued expenses in the ordinary course of the Company's business and consistent with prior practices), or to redeem any common stock.

3.5            Corporate Governance.  In addition to complying with its reporting and other obligations under the Federal securities laws, the Company shall, prior to the final Closing of the Offering:  (i) cause a majority of the members of the Company's Board of Directors to not be "interested persons" of the Company as defined in Section 2(a)(19) of the 1940 Act, (ii) cause the audit and valuation committees of the Board of Directors to be established and the members thereof elected, (iii) cause any other requirement necessary to be regulated as a business development company under the 1940 Act to be satisfied including, without limitation, obtaining an appropriate fidelity bond and adopting a code of ethics, and (iv) cause the adoption of policies and procedures as required by the 1940 Act including, without limitation, the valuation policies and procedures under Rule 38a-1.

3.6            D&O Insurance; Indemnity Agreements.  The Company, within 90 days of the initial Closing of the Offering: (i) shall obtain directors and officers insurance coverage for its directors and officers in coverage and amounts determined reasonably sufficient by the Company's Board of Directors, consistent with other similarly situated companies in the same industry, and (ii) shall have executed and delivered an indemnity agreement with each director of the Company.

ARTICLE 4.
CONDITIONS PRECEDENT TO CLOSING

4.1            Conditions Precedent to the Obligations of the Investors to Purchase Common Shares.  The obligation of each Investor to acquire Common Shares at each Closing is subject to the satisfaction or waiver by such Investor, at or before each such Closing, of each of the following conditions:

(a)            Representations and Warranties.  The representations and warranties of the Company and the Adviser contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(b)            Performance.  The Company and the Adviser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by them at or prior to the Closing;

(c)            No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement;

(d)            Adverse Changes.  Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a material adverse effect or a material adverse change with respect to the Company or the Adviser;

(e)            Minimum Offering.  The Company shall have sold, subject to Closing, at least 150,000 Common Shares pursuant to this Agreement;

(f)            Company Deliverables.  The Company shall have delivered its signature to this Agreement, accepting the Investor's subscription, and shall reflect ownership of the Company Common Shares by each such Investor in uncertificated form on the Company's stock register; and

(g)            Termination.  This Agreement shall not have been terminated as to such Investor in accordance with Section 5.5.

4.2            Conditions Precedent to the Obligations of the Company to Sell Common Shares.  The obligation of the Company to sell Common Shares at each Closing is subject to the satisfaction or waiver by the Company, at or before each such Closing, of each of the following conditions:

(a)            Representations and Warranties.  The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b)            Performance.  Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Investor at or prior to the Closing;

(c)            No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement;

(d)            Investors' Deliverables.  Each Investor shall have delivered its Investors' Deliverables in accordance with Section 1.2(b);

(e)            Minimum Offering.  The Company shall have sold, subject to Closing, at least 150,000 Common Shares pursuant to this Agreement; and

(f)            Termination.  This Agreement shall not have been terminated as to such Investor in accordance with Section 5.5.

ARTICLE 5.
MISCELLANEOUS

5.1            Fees and Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Common Shares.

5.2            Entire Agreement.  This Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3            Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Company:
Integrity Capital Income Fund, Inc.
13540 Meadowgrass Drive, Suite 100
Colorado Springs, Colorado 80921
Telephone:  (719) 955-4801
Attention:  Eric Davis, President
Email: edavis@integritybankandtrust.com

If to the Adviser:
Integrity Wealth Management
Integrity Bank & Trust
1275 Village Ridge Pt.
Monument, Colorado 80132
Telephone:  (719) 484-0077
Attention:  Randy Rush, President – Trust Services
Email:  rrush@integritybankandtrust.com

If to the Investor:	To the address set forth under such Investor's name on the signature pages hereof; or such other address as may be designated in writing hereafter, in the same manner, by such person.

5.4            Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company, the Adviser and the Investor.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.  No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all Investors who then hold Common Shares.

5.5            Termination.  This Agreement may be terminated prior to Closing by the Company.

In the event of a termination pursuant to this section, the Company shall promptly notify all non-terminating Investors and the Adviser.  Upon a termination in accordance with this Section 5.5, the Company, the Adviser and terminating Investor(s) shall not have any further obligation or liability (including as arising from such termination) to the other and no Investor will have any liability to any other Investor under this Agreement as a result therefrom.

5.6            Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

5.7            Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company and the Adviser may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors.  Any Investor may assign any or all of its rights under this Agreement to any person to whom such Investor assigns or transfers any Common Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Common Shares, by the provisions hereof that apply to "Investors."

5.8            No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

5.9            Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Colorado, without regard to the principles of conflicts of law thereof.  Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, employees or agents) shall be commenced exclusively in the state or Federal courts sitting in Denver, Colorado ("Denver Courts").  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Denver Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such Denver Court, or that such proceeding has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  If either party shall commence a proceeding to enforce any provisions of this Agreement, then the prevailing party in such proceeding shall be reimbursed by the other party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

5.10            Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Common Shares.

5.11            Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by email or facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such email or facsimile signature page were an original thereof.

5.12            Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

IN WITNESS WHEREOF, each Investor, the Company and the Adviser have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the dates indicated below:

INVESTOR(S):                                                                                                                Date:                                        , 2014

________________________________________________
Print Name of Investor(s)

Signature(s):______________________________________________
Address: ________________________________________________

Tax ID #:________________________________________________
Exact Name in Which Ownership Should be Reflected in the Company's Stock Records if held outside IBAT custody (NO PHYSICAL CERTIFICATES WILL BE ISSUED)

(Example:  TD Ameritrade custodian FBO John & Nancy Smith ROTH IRA.)

Amount Invested:   $________________________

________  By checking here, I hereby authorize the Adviser to transfer funds currently on deposit with Adviser to the Company account for the full amount of my investment.
Account Title:______________________________(example:  John Q Smith IRA)
Account Number:____________________________(example:  12345)

ACCEPTED BY THE COMPANY THIS __ DAY OF __________, 2014

INTEGRITY CAPITAL INCOME FUND, INC.

By:________________________________________________
Title:________________________________________________
AGREED TO BY THE ADVISER THIS ____ DAY OF __________, 2014

INTEGRITY WEALTH MANAGEMENT,
a division of Integrity Bank & Trust

By:________________________________________________
Title:________________________________________________

EXHIBIT A
INVESTOR ADDENDUM

In order to assure that the Offering is made only to persons for whom an investment in the Common Shares is suitable, the Common Shares will be sold only to accredited investors.  Please indicate by check mark each of the following categories in which you qualify:

Investor Name:
A.            For individual investors, check all that apply:
____            A natural person whose net worth, individually or jointly with spouse, exceeds $1,000,000 at  this time (excluding the value of that person's primary residence and excluding any debt up to  the value of the residence, but adding back any debt incurred within 60 days of this subscription  unless incurred in connection with the purchase of the primary residence).
____            A natural person who had an individual income in excess of $200,000 in each of the two most  recent calendar years or joint income with spouse in excess of $300,000 in each of those years  and has a reasonable expectation of reaching the same level of income in the current calendar  year.
____            Any director or executive officer of the Company.

B.            For investors that are entities, check all that apply:
____            Any entity in which all the equity owners are accredited investors (i.e., by virtue of their meeting  any of the other tests for an "accredited investor").
____            A trust with total assets in excess of $5,000,000 not formed for the specific purpose of  acquiring the Securities, whose purchase is directed by a person who has such knowledge and  experience in financial and business matters that he or she is capable of evaluating the merits  and risks of an investment in the Securities.
____            A private business development company as defined in Section 202(a)(22) of the Investment  Advisors Act of 1940.
____            An employee benefit plan within the meaning of Title I of the Employee Retirement Income  Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section  3(21) of such Employee Retirement Income Security Act, which is either a bank, savings and loan  association, insurance company or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are otherwise accredited investors.
____            An organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation,  Massachusetts or similar business trust, or a partnership (in each case not formed for the specific  purpose of acquiring the Securities) with total assets in excess of $5,000,000.
____            A bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other  institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or  fiduciary capacity.
____            A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.
____            An insurance company as defined in Section 2(13) of the Act.

A-1

____            An investment company registered under the Investment Company Act of 1940 or a business  development company as defined in Section 2(a)(48) of the Investment Company Act of 1940.
____            A Small Business Investment Company licensed by the U.S. Small Business Administration  under Section 301(c) or (d) of the Small Business Investment Act of 1958.
____            A plan established and maintained by a state, its political subdivisions, or any agency or  instrumentality of a state or its political subdivisions, for the benefit of its employees, if such  plan has total assets in excess of $5,000,000.

A-2

EXHIBIT B
COMPANY PROFILE